UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 24, 2004

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 24, 2004, Rockwood Specialties Group, Inc.’s ultimate parent company, Rockwood Holdings, Inc., a Delaware corporation (“Holdings”) entered into a second amendment to the employment agreement, dated as of September 28, 2001 (the “Employment Agreement”), with its Chief Executive Officer, Seifollah Ghasemi.  The second amendment provides Mr. Ghasemi with an annual base salary of $1,100,000 effective April 1, 2004 and $1,250,000 effective August 1, 2004, and a target annual bonus award equal to 125% of his base salary (subject to Holdings’ achievement of specified performance targets), both of which may be increased in the discretion of Holdings’ board of directors.  In addition, under the second amendment, Mr. Ghasemi agreed to purchase an additional number of shares of Holdings’ common stock and in connection therewith, received a time/performance stock option to purchase an additional number of shares of Holdings’ common stock pursuant to the terms and conditions of the time/performance stock option agreement (attached as Exhibit B to the second amendment), as well as a separate time stock option to purchase a certain number of shares of Holdings’ common stock pursuant to the terms and conditions of the time stock option agreement (attached as Exhibit A to the second amendment).  The second amendment is filed as Exhibit 10.2 to this report.

Previously, on August 9, 2004, Holdings entered into a first amendment to the Employment Agreement with Mr. Ghasemi.  The first amendment provides for the termination of the Supplemental Executive Retirement Plan (“SERP”) that had been established for Mr. Ghasemi in 2001, as well as the rabbi trust supporting such SERP, and the immediate distribution of its assets to Mr. Ghasemi.  In addition, under the first amendment, Holdings is required to make continuing payments of $48,000 per month to Ghasemi as a supplemental pension benefit in lieu of making contributions to the SERP.  The first amendment is filed as Exhibit 10.1 to this report.

On September 24, 2004, Holdings also entered into an Amended and Restated Management Stockholder’s Agreement with Mr. Ghasemi (the “Amended and Restated Management Stockholder’s Agreement”), which amends and restates the Management Stockholder’s Agreement, dated as of November 1, 2001, between Holdings and Mr. Ghasemi (the “2001 Management Stockholder’s Agreement”).  Under the Amended and Restated Management Stockholder’s Agreement, Mr. Ghasemi purchased the additional number of shares of Holdings’ common stock and received the additional options, in each case, as described above.  The Amended and Restated Management Stockholder’s Agreement sets forth the terms and conditions of Mr. Ghasemi’s rights and obligations as a management stockholder, including certain restrictions on transfer, right of first refusal and put and call rights with respect to his existing shares of Holdings’ common stock and options and newly purchased shares and newly granted options.  The Amended and Restated Management Stockholder’s Agreement is filed as Exhibit 10.3 to this report.

On September 24, 2004, Mr. Ghasemi also entered into an Amended and Restated Sale Participation Agreement (the “Amended and Restated Sale Participation Agreement”) with KKR 1996 Fund L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P. and KKR European Fund, Limited Partnership (collectively, the “KKR Partners”), which amends and restates the Sale Participation Agreement, dated as of November 1, 2001, among Mr. Ghasemi, KKR 1996 Fund L.P. and KKR Partners II, L.P.  The Amended and Restated Sale Participation Agreement grants to Mr. Ghasemi, as a management stockholder, rights to participate in sales of shares of Holdings’ common stock by affiliates of KKR and requires Mr. Ghasemi, if so requested by affiliates of KKR, to participate in such sales under certain circumstances.  The Amended and Restated Sale Participation Agreement is filed as Exhibit 10.4 to this report.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description
10.1	First Amendment to the Employment Agreement, dated as of August 9, 2004, between Rockwood Holdings, Inc. and Seifollah Ghasemi

10.2	Second Amendment to the Employment Agreement, dated as of September 24, 2004, between Rockwood Holdings, Inc. and Seifollah Ghasemi

10.3	Amended and Restated Management Stockholder’s Agreement, dated as of September 24, 2004, between Rockwood Holdings, Inc. and Seifollah Ghasemi.

10.4

Amended and Restated Sale Participation Agreement, dated as of September 24, 2004, among Seifollah Ghasemi, KKR 1996 Fund L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P. and KKR European Fund, Limited Partnership.

10.5

Time Stock Option Agreement, dated as of September 24, 2004, between Rockwood Holdings, Inc. and Seifollah Ghasemi (included as Exhibit A to the Second Amendment to the Employment Agreement filed as Exhibit 10.2 herewith)

10.6

Time/Performance Stock Option Agreement, dated as of September 24, 2004, between Rockwood Holdings, Inc. and Seifollah Ghasemi (included as Exhibit B to the Second Amendment to the Employment Agreement filed as Exhibit 10.2 herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.

	By:	/s/ Michael W. Valente
		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: September 29, 2004